SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


   AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K Filed with the Securities and
                      Exchange Commission on March 14, 2000


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report March 14, 2000




                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


                DELAWARE                  1-5911                43-0761773
      (State or other jurisdiction     (Commission            (IRS Employer
       of incorporation)              File Number)        Identification No.)


      120 S. Central Avenue, Suite 1700, Clayton, Missouri             63105
    (Address of principal executive offices)                       (Zip Code)


     Registrant's telephone number, including area code:      (314) 721-4242











                              SPARTECH CORPORATION

                                   FORM 8-K/A


                                 AMENDMENT NO. 1

      On February 28, 2000, Spartech Corporation completed the acquisition of substantially all the assets of High Performance Plastics, Inc. ("HPP") a direct subsidiary of Uniroyal HPP Holdings, Inc., as reported in the Company's Form 8-K filed on March 14, 2000. Pursuant to Items 7(a)4 and 7(b)2 of Form 8-K, this amendment is submitted to file certain financial statements of the business acquired and pro forma financial statements related to the HPP acquisition.

Item 7.  Financial Statements and Exhibits

   (a) Financial Statements of Business Acquired.

       The HPP audited balance sheets as of September 26, 1999 and September 27, 1998, and the related consolidated statements of operations, changes in stockholder's deficiency and cash flows for each of the three years in the period ended September 26, 1999, and interim unaudited balance sheets as of January 2, 2000 and December 28, 1998, and the related consolidated statements of operations and cash flows for the three months ended January 2, 2000 and December 28, 1998.

   (b) Pro Forma Financial Information.

       Spartech Corporation's pro forma combined condensed balance sheet as of January 29, 2000 and pro forma combined condensed statements of operations for the fiscal year ended October 30, 1999 and three months ended January 29, 2000.

   (c) Exhibits.

       23--Consent of Deloitte & Touche LLP, independent auditors
















                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SPARTECH CORPORATION


Date May 15, 2000        By   /s/Randy C. Martin
                                      Randy C. Martin
                                      Vice President-Finance and
                                      Chief Financial Officer



Item 7(a). Financial Statements of Business Acquired



Uniroyal HPP Holdings, Inc. and Subsidiary
(Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
Consolidated Financial Statements
For the Years Ended September 26, 1999 and September 27,1998 and
  Three Months Ended January 2, 2000 and December 28, 1998.



                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)


     Index to Consolidated Financial Statements

     Consolidated Financial Statements as of September 26, 1999 and September 27, 1998 and for the Years Ended September 26, 1999, September 27, 1998 and September 28, 1997:

     Independent Auditors' Report                              F-2

     Consolidated Balance Sheets as of September 26, 1999 and F-3 September 27, 1998

     Consolidated Statements of Operations for the Years Ended
     September 26, 1999, September 27, 1998 and September 28,  F-5
     1997

     Consolidated Statements of Changes in Stockholder's
     Deficiency for the Years Ended September 26, 1999,        F-6
     September 27, 1998 and September 28, 1997

     Consolidated Statements of Cash Flows for the Years Ended
     September 26, 1999, September 27, 1998 and September 28,  F-7
     1997

     Notes to Consolidated Financial Statements                F-9



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Uniroyal HPP Holdings, Inc.


We have audited the accompanying consolidated balance sheets of Uniroyal HPP Holdings, Inc. and subsidiary (the "Company"), wholly owned subsidiaries of Uniroyal Technology Corporation (the "Parent"), as of September 26, 1999 and September 27, 1998, and the related consolidated statements of operations, changes in stockholder's deficiency and cash flows for each of the three years in the period ended September 26, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 26, 1999 and September 27, 1998 and the results of its operations and its cash flows for each of the three years in the period ended September 26, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared from the separate records maintained by the Parent and may not necessarily be indicative of the conditions that would have existed if the Company had been operated as an unaffiliated company. Portions of certain transactions represent allocations made from the Parent for items applicable to the Parent and its subsidiaries as a whole.







DELOITTE & TOUCHE LLP
Certified Public Accountants


December 20, 1999
  (February 28, 2000 as to Note 14)
Tampa, Florida

                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                     ASSETS

                                          September 26,  September 27,
                                             1999           1998

Current assets:



Cash and cash equivalents                     $   37        $ 1,486



Trade accounts receivable (less estimated
reserve for doubtful accounts of $150         18,261         17,033
and $158, respectively)   (Notes 2 and
9)






Inventories (Notes 2, 3 and 9)                30,028       27,877


Deferred income taxes (Notes 2 and 10)          2,030       1,734



Prepaid expenses and other current              1,712         210
assets

                                            -------------  -------------



  Total current assets                         52,068         48,340



Property, plant and equipment - net             43,349         40,189
(Notes 2, 4 and 9)



Property, plant and equipment held for           250             394
sale (Note 2)



Goodwill - net (Notes 2 and 5)                11,141           7,582



Other assets - net (Notes 7 and 9)              4,259          4,985

                                          -------------  -------------


TOTAL ASSETS                                 $111,067       $101,490

                                          =============  =============




                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                     CONSOLIDATED BALANCE SHEETS (Continued)
                                 (In thousands)

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

                                             September    September
                                                26,          27,
                                               1999         1998
Current liabilities:
Current portion of long-term debt (Note 9)    $8,805       $6,005
Trade accounts payable                        13,323        6,065
Accrued expenses:
Compensation and benefits                      4,336        3,181
Interest                                       1,290          138
Taxes, other than income                         573          749
State income taxes                               148          292
Due to affiliates (Noe 13)                     4,518        2,608

Other                                          1,082        1,130

                                             ----------  ----------

Total current liabilities                     34,075       20,168

Long-term debt, net of current portion        84,552       97,061
(Note 9)
Deferred income taxes (Note 10)                6,322        6,486
Other liabilities (Note 8)                       516          861
                                             ----------  ----------


Total liabilities                             125,465      124,576

                                               ==========  ==========



Commitments and contingencies (Note 12)

Stockholder's deficiency (Notes 9 and 11):

Preferred stock:
 Series A - 100 shares issued at September
26, 1999 (liquidation    preference of
$53,156 per share); par value $0.01; 1,000       5,381            -
shares    authorized
Common stock:
100 shares issued at September 27, 1998;
par value $0.01;   1,000 shares authorized         -            -
Additional paid-in capital                      13,962       13,962
Retained earnings                                4,948        2,010
                                             ----------  ----------

                                                24,291       15,972

 Note and accrued interest receivable from     (38,689)     (39,058)
parent (Note 6)

Total stockholder's deficiency - net          (14,398)     (23,086)

                                             ----------  -----------

TOTAL LIABILITIES AND STOCKHOLDER'S           $111,067     $101,490
DEFICIENCY

                                             ==========  ===========




                 See notes to consolidated financial statements.

                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                                    Fiscal Years Ended

                                      September 26,   September 27,   September 28,
                                           1999           1998            1997
Net sales                                $130,222      $ 128,580         118,847
Costs and expenses:

Costs of goods sold                            93,370     90,638          86,507
Selling and administrative                     15,538     15,947          16,852
Depreciation and amortization                   5,652      5,479           4,941

Loss on assets to be disposed of (Note            144        407               -
2)
                                           ----------       ---------      ----------

Income before interest and income              15,518     16,109          10,547

Interest income on note from parent            2,242       1,058               -
(Note 6)
Interest expense - net                        (8,574)     (7,219)         (6,151)

                                           ----------       ---------       ---------

Income before income taxes                      9,186      9,948           4,396


   Income tax expense (Notes 2 and 10)        (3,572)     (3,587)         (1,759)

                                           ----------       ---------       ---------

Net income                                     $5,614      $6,361      $   2,637


                                           ==========    =========       =========







                 See notes to consolidated financial statements.





                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIENCY
                                 (In thousands)

                                                                                                   Note
                                                                                               and Accrued
                           Series A            Additiona                           Subtotal      Interest    Stockholder's
                                                   l
                          Preferred   Common    Paid-In  Divisional   Retained   Stockholder's  Receivable   Deficiency -
                             Stock     Stock   _Capital_    Equity     Earnings       Equity   From Parent     ___Net___
Balance at September 29,       $-      $   -      $   -   65,340          $   -       $65,340       $    -        $65,340
1996
Investment by parent            -          -          -    6,307                -       6,307             -         6,307

Transfer to parent, net         -          -          -   (1,347)                 -    (1,347)            -       (1,347)

Net income                      -          -          -    2,637                -      2,637             -          2,637

                           ---------  -------   --------- ----------  ----------  ------------  -----------  -------------
Balance at September 28,        -          -          -  72,937                  -     72,937             -        72,937
1997
Transfer to parent, net         -          -          -  (6,382)                 -     (6,382)            -        (6,382)
                                                         (6,382)
Net income                      -          -          -   4,351      2,010              6,361             -         6,361
Exchange of net assets for      -          -      108,906                  -           38,000             -        38,000
stock                                                    (70,906)
Dividend to parent              -          -      (94,944)                 -          (94,944)           -        (94,944)
                                                         -
Note and accrued interest
receivable  from parent       -          -          -                    -           --            (39,058)      (39,058)
                                                         -
                            ---------  -------   --------- ----------  ----------  ------------  -----------  -------------
Balance at September 27,        -          -      13,962               2,010           15,972       (39,058)      (23,086)
1998                                                     -
Net income                      -          -          -                5,614            5,614             -         5,614
                                                         -
Increase in accrued
interest receivable from      -          -          -                    -            -              (2,242)       (2,242)
parent                                                   -

Issuance of preferred stock  5,316          -          -                    -            5,316             -         5,316
to parent
Preferred stock dividend        65         -          -                 (65)            -             -             -
declared                                                 -
Reduction of note and
accrued interest
receivable from parent        -          -          -                (2,611)           (2,611)        2,611             -
through dividend                                         -
                            ---------  -------   --------- ----------  ----------  ------------  -----------  -------------
Balance at September 26,    $5,381       $   -      $13,962       $      $4,948      $24,291       $(38,689)     $(14,398)
1999                                                -
                            =======    =======   ========  ==========  ==========  ============  ===========  ==============



                 See notes to consolidated financial statements.

                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                Fiscal Years Ended

                                   September 26,   September 27,   September 28,
                                    1999            1998                1997
OPERATING ACTIVITIES:
Net income                           $5,614          $6,361           $2,637
Adjustments to reconcile net
income to net cash provided by
operating activities:
Depreciation and amortization        5,652            5,479            4,941
Provision for doubtful accounts         73               87                -
Deferred tax benefit                 (459)            (372)            (114)
Amortization of debt issuance costs    567              278                -
Loss on assets held for sale           144              407                -
Interest income on note from parent
                                    (2,242)         (1,058)          -
Other                                   47             (43)               56
Changes in assets and liabilities:
(Increase) decrease in trade
accounts receivable                  (481)            1,431           (1,918)
Increase in inventories             (1,690)         (3,119)          (1,198)
Increase in prepaid expenses and
other assets                        (1,407)          (100)            (184)
Increase in trade accounts payable   6,990              632              245
Increase in accrued expenses and
other liabilities                    1,178              454               59
Increase in due to affiliates        1,664            2,608                -
                                  --------        --------         --------
Net cash provided by operating     15,650          13,045            4,524
activities
                                  --------        --------         --------

INVESTING ACTIVITIES:
Purchases of property, plant and   (7,441)         (5,399)          (2,951)
equipment
Proceeds from investment by            -                -            5,107
parent
Business acquisitions - net of       177           (1,768)          (6,607)
cash acquired
                                  --------        --------         --------

 Net cash used in investing        (7,264)         (7,167)
activities                                                         (4,451)
                                  --------        --------         --------

FINANCING ACTIVITIES:
Repayment of term loans            (6,047)         (2,167)           (226)
   (Decrease) Increase in          (3,788)         11,338                -
revolving credit agreement
   Proceeds from refinancing           -           90,000                -
   Refinancing costs                   -           (3,545)               -
   Proceeds from term loan             -                -            1,500
   Dividend to parent                  -           (94,944)              -
Transfers to parent - net              -           (5,087)          (1,347)
                                  --------        --------         --------

Net cash used in financing         (9,835)         (4,405)            (73)
activities
                                  --------        --------         --------

Net (decrease) increase in cash
and cash equivalents               (1,449)          1,473                -
Cash and cash equivalents at       1,486               13               13
beginning of year
                                  --------        --------         --------
Cash and cash equivalents at end   $  37           $1,486           $   13
of year
                                  ========        ========         ========

                 See notes to consolidated financial statements.
                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

Supplemental Disclosures:

Payments for state income taxes and interest expense were as follows (in thousands):

                                              Fiscal Years Ended
                               September 26,     September 27,     September 28,
                                      1999              1998            1997
State income tax payments      $  432            $   39              $  27
Interest payments (net of       6,854             3,833                 60
capitalized interest)

Non-cash investing activities were as follows (in thousands):

                                                Fiscal Years Ended
                               September 26,      September 27,    September 28,
                                      1999               1998             1997
Business acquisition
purchased with note             $   -             $1,000             $ 1,000
payable

The purchases of property, plant and equipment and the net cash used in financing activities for the fiscal year ended September 26, 1999, do not include approximately $125,000 related to property acquired through capitalized leases. The Company did not enter into any capital lease agreements during the years ended September 27, 1998 and September 28, 1997.

Net cash used in financing activities does not include $2,611,000 related to the reduction of accrued interest receivable by $1,634,000 and the reduction of note receivable from parent by $977,000 as a result of a common stock dividend declared to parent during the fiscal year ended September 26, 1999. No common stock dividends were declared during the fiscal years ended September 27, 1998 and September 28, 1997. Net cash used in financing activities does not include $38,000,000 relating to the note issued by Uniroyal Technology Corporation to High Performance Plastics, Inc. (Note 6) in connection with the Transfer (Note
1) during the fiscal year ended September 27, 1998.

Net cash used in investing activities and net cash provided by financing activities does not include approximately $5,139,000 and $5,316,000, respectively, of Series A Preferred Stock issued to Uniroyal Technology Corporation in consideration of amounts paid by Uniroyal Technology Corporation on behalf of the Company towards the purchase of Happel Marine, Inc. during the fiscal year ended September 26, 1999. Net cash used in financing activities for the fiscal year ended September 26, 1999 does not include approximately $65,000 of dividends declared on the Series A Preferred Stock since they were paid with the issuance of 1.23 shares of Series A Preferred Stock in October of 1999. No dividends are applicable to the fiscal years ended September 27, 1998 or September 28, 1997. No Series A Preferred Stock was outstanding during the fiscal years ended September 27, 1998 or September 28, 1997.

The transfers to parent, net, for the fiscal year ended September 27, 1998, does not include the transfer of $1,295,000 (net) in property to Uniroyal Technology Corporation prior to the Fleet Financing of High Performance Plastics, Inc. (Notes 1 and 9).



                 See notes to consolidated financial statements.

                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        For the Fiscal Years Ended September 26, 1999, September 27, 1998
                             and September 28, 1997


1.   THE COMPANY

     On April 14, 1998, Uniroyal Technology Corporation ("UTC") transferred all of the net assets of its High Performance Plastics Segment to a newly created wholly-owned subsidiary, Uniroyal HPP Holdings, Inc., who transferred the net assets to its newly created wholly-owned subsidiary, High Performance Plastics, Inc. ("HPPI") (the "Transfer"). Uniroyal HPP Holdings, Inc. and High Performance Plastics, Inc. were both incorporated under the laws of the State of Delaware on February 19, 1998.

     The accompanying consolidated financial statements include the accounts of Uniroyal HPP Holdings, Inc. and its wholly-owned subsidiary, HPPI (collectively the "Company"). HPPI, through its operating divisions, Royalite Thermoplastics ("Royalite"), Polycast Technology ("Polycast"), ViPlex/Happel and Townsend/Glasflex, is engaged in the manufacture, fabrication and sale of high performance plastics products.

     Basis of Presentation

     The Company's consolidated financial statements reflect the results of operations, financial position changes in stockholder's deficiency and cash flows of the Company as if the Company were a separate stand alone entity for all periods presented. The consolidated financial statements of the Company have been derived from the consolidated financial statements of UTC using historical results of operations and historical carrying values of the assets and liabilities of the High Performance Plastics Segment. The transfer was accounted for as a transfer of interests between entities under common control in a manner similar to a pooling of interests.

     Prior to the Transfer, the divisional equity represented the original investment by UTC in the High Performance Plastics Segment, the net income of the High Performance Plastics Segment including cost allocations from UTC, net cash transfers to UTC, as well as investments by UTC for businesses acquired. As of April 14, 1998, divisional equity was replaced by additional paid-in-capital as UTC exchanged net assets of the High Performance Plastics Segment for 100% of the common stock outstanding of the Company. The Company began accumulating its own retained earnings as of April 14, 1998.

     General corporate overhead related to UTC's corporate headquarters and common support functions is allocated to the High Performance Plastics Segment (through April 13, 1998) and the Company (beginning April 14, 1998) during the fiscal years ended September 26, 1999 and September 27, 1998 based upon a percentage of sales. During the fiscal year ended September 28, 1997, the allocation for these costs was based upon the ratio of High Performance Plastics Segment sales to total UTC sales applied against total corporate costs. Management believes these allocations are reasonable; however, the costs of these services charged to the Company and the High Performance Plastics Segment are not necessarily indicative of the costs that would have been incurred had the Company performed these functions as a stand-alone entity (Note 13).

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation

     The  consolidated financial statements include the accounts of Uniroyal HPP
     Holdings,   Inc.   and   its   subsidiary.  All  significant   intercompany
     transactions and balances have been eliminated.

     Fiscal Year End

     The Company's fiscal year ends on the Sunday following the last Friday in September. The dates on which the fiscal year ended for the past three fiscal years were September 26, 1999 ("Fiscal 1999"), September 27, 1998 ("Fiscal 1998") and September 28, 1997 ("Fiscal 1997").

     Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     Cash and cash equivalents includes all highly liquid investments purchased with an original maturity of three months or less.

     Financial Instruments

     Interest rate swap agreements are used to manage interest rate exposures. The interest rate differentials to be paid or received under such swaps are recognized over the life of the agreements as adjustments to interest expense.

     The estimated fair value of amounts reported in the consolidated financial statements have been determined using available market information and valuation methodologies, as applicable. The carrying value of all current assets and liabilities approximates the fair value because of their short-term nature. The fair values of non-current assets and liabilities approximate their carrying value.

     Trade Accounts Receivable

     The Company grants credit to its customers generally in the form of short-term trade accounts receivable. The creditworthiness of customers is evaluated prior to the sale of inventory. There are no significant concentrations of credit risk to the Company.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using a monthly average basis or standard costs (which approximates actual average costs) for raw materials and supplies and the first-in, first-out ("FIFO") basis of accounting or standard costs (which approximates actual FIFO costs) for work in process and finished goods.

     Property. Plant and Equipment

     Property, plant and equipment are stated at cost. The cost of property, plant and equipment held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease. Depreciation is computed under the straight-line method based on the cost and estimated useful lives of the related assets including assets held under capital leases. Interest costs applicable to the construction of major plant and expansion projects have been capitalized to the cost of the related assets. Interest capitalized during Fiscal 1999 and Fiscal 1998 approximated $204,000 and $64,000, respectively.

     Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. In accordance with SFAS No. 121, the Company uses an estimate of the future undiscounted net cash flows of the related assets over the remaining life in measuring whether the assets are recoverable.

     Property. Plant and Equipment Held for Sale

     The Company has classified certain equipment related to its Stirling, New Jersey ("Stirling") facility as held for sale. The Stirling facility is leased from UTC.

     During Fiscal 1998, in conjunction with plant consolidations at the Polycast division and in order to address concerns of the Federal Trade Commission ("FTC") (Note 12), the Company decided to sell certain assets and abandon certain other assets used in the manufacture of acrylic rods and tubes. In accordance with SFAS No. 121, the Company recorded a write-down of the related assets totaling approximately $144,000 and $407,000 in Fiscal 1999 and Fiscal 1998, respectively, related to this decision. The Company expects the disposition of the assets to be completed in Fiscal 2000. The Company is carrying the related assets at fair value less cost to sell based upon a current sales offer. The fair value less cost to sell approximates $250,000 at September 26, 1999.

     Amortization

     Debt issuance costs are amortized using the interest method over the life of the related debt. Trademarks are amortized using the straight-line method over periods ranging from 7 to 20 years. Goodwill is amortized on a straight-line basis over 25 years. Goodwill is reported net of accumulated amortization of approximately $639,000 at September 26, 1999 and $285,000 at September 27, 1998, respectively.

     Research and Development Expenses

     Research  and development expenditures are expensed as incurred.   Research
     and development expenditures were $1,128,000, $1,205,000 and $1,335,000 for Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

     Income Taxes

     The Company is included in the consolidated federal income tax return of UTC and in certain consolidated state income tax returns of UTC. Federal and state income taxes have been charged by UTC to HPPI from April 14, 1998 forward pursuant to a written tax sharing agreement between UTC and HPPI. Federal and state income taxes have also been charged by UTC to the Company for financial statement periods presented prior to April 14, 1998 as if the Company had been a stand-alone entity for those periods. Non-consolidated state and local income taxes have been provided based on stand-alone computations. HPPI is limited in the amount of federal income taxes it can pay to UTC in accordance with the terms of the tax sharing agreement. For each taxable year UTC computes a Separate Return Tax Liability (as defined in the agreement) equal to the tax liability, refund or credit that HPPI would have incurred or would have been entitled to had it always filed a separate federal income tax return. The liability is computed at approximately 40% of HPPI's taxable income.

     New Accounting Pronouncements

     In June 1998, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends upon the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not evaluated the effect, if any, that the adoption of SFAS 133 will have on the Company's consolidated financial statements.

     Reclassifications

     Certain prior years' amounts have been reclassified to conform with the current year's presentation.

3.   INVENTORIES

     Inventories consisted of the following (in thousands):
                                          September   September
                                             26,         27,
                                            1999        1998

     Raw materials, work in process and    $20,049     $17,336
     supplies
     Finished goods                         9,979      10,541

     Total                                 $30,028     $27,877


4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following (in thousands):
                               Estimated    September 26,     September 27,
                                Useful           1999             1998
                                 Lives

     Land and improvements         -        $4,880            $4,871
     Buildings and            5-40 years    14,068            13,486
     improvements
   Machinery, equipment and
     office furnishings       3-20 years    44,845            42,241
   Construction in progress                  7,176            2,284
                                            70,969            62,882
   Accumulated depreciation                 (27,620)          (22,693)

     Total                                  $43,349           $40,189


5.   BUSINESS ACQUISITIONS

     On June 14, 1999, UTC and the Company acquired 100% of the common stock of Happel Marine, Inc., a fabricator for the marine industry, for $5,193,500. The purchase price was adjusted for changes in working capital between April 30, 1999 and June 13, 1999. This resulted in an increase of the purchase price of $122,137. The purchase price was paid by UTC in exchange for 100 shares of preferred stock (liquidation value $5,315,637) issued by the Company (Note 11). Effective September 1, 1999, Happel Marine, Inc. was merged into the Company and the Company contributed the related net assets to HPPI.

     On May 22, 1998, HPPI acquired 100% of the common stock of ViPlex, an acrylic sheet fabricator for the marine industry, for $2,700,000 consisting of $1,700,000 in cash and unsecured promissory notes aggregating $1,000,000 (Note 9). The purchase price was adjusted for changes in working capital between September 30, 1997 and May 22, 1998. This resulted in an increase in the purchase price of $114,000, which was paid in cash. ViPlex Corporation was merged into HPPI on December 31, 1998.

     The above business combinations were accounted for by the purchase method in accordance with APB Opinion No. 16. The results of operations of the above named businesses are included in the consolidated financial statements from their respective purchase dates in Fiscal 1999 and Fiscal 1998.

     In Fiscal 1999 and Fiscal 1998, the following assets and liabilities were acquired (net of cash received of $46,000 in Fiscal 1998) in the above transactions (in thousands):

                               September 26,     September 27,
                                    1999             1998
     Accounts receivable          $  820             $    457
     Inventory                       461                  501
     Prepaids and other               24                  32
     assets
     Property, plant and             870                  188
     equipment
     Goodwill                      3,894                  1,841
     Note payable                  (246)                (1,000)
     Other liabilities             (684)                  (251)
     Net value of purchased        5,139                  1,768
     assets
     Value of preferred stock
     issued to      parent        (5,316)                 -
     Cash (received) paid for     $(177)             $    1,768
     acquisitions


     The acquired goodwill is being amortized over its estimated useful life of 25 years.
     The pro forma effect of these acquisitions on the Company's net sales and net income had the acquisitions occurred on September 28, 1998 and September 29, 1997, respectively, is not considered material.

6.   NOTE AND ACCRUED INTEREST RECEIVABLE FROM PARENT

     In connection with the Transfer of net assets from UTC ultimately to HPPI, and the dividend payment from HPPI ultimately to UTC on April 14, 1998 (Note 9), an unsecured demand note in the principal amount of $38,000,000 was given by UTC to HPPI. The note receivable bears an interest rate of 6.0%. At September 26, 1999 and September 27, 1998 accrued interest receivable was $1,666,000 and $1,058,000, respectively. There is no set maturity on the note and payments of principal and interest may be made at the option of UTC in cash or in equity of UTC. The stated interest rate on this related party note is below market (prime on April 14, 1998 was 8.5%), and as well, below HPPI's incremental borrowing rate of approximately 8.0%. The fair value of the note is not readily determinable based on its related party nature.

     On December 7, 1999, the Board of Directors approved the distribution of the note receivable and related accrued interest to UTC.

7.   OTHER ASSETS

     Other assets consisted of the following (in thousands):

                                          September 26,    September 27,
                                              1999              1998

     Debt issuance costs                  $2,716            $3,267
     Trademarks                            1,150             1,239

     Other                                  393               479

     Total                                $4,259            $4,985


     During Fiscal 1998, the Company capitalized approximately $3,545,000 of debt issuance costs incurred in connection with the Fleet Financing (Note
     9). Debt issuance costs are shown net of accumulated amortization of $845,000 and $278,000 at September 26, 1999 and September 27, 1998,
     respectively.
     Trademarks are reported net of accumulated amortization of $619,000 and $531,000 at September 26, 1999 and September 27, 1998, respectively.

     Included in other assets at September 26, 1999, is a loan to the President of HPPI for approximately $170,000. The loan was granted in connection with a relocation. Subsequent to September 26, 1999, the loan was repaid in full.

8.   OTHER LIABILITIES

     Other liabilities consisted of the following (in thousands):
                                         September   September
                                            26,         27,
                                           1999         1998

     Taxes, other than income             $ 109        $ 350
     Other                                  407          511

     Total                                $ 516        $ 861

9.   LONG-TERM DEBT
     Long-term debt consisted of the following (in thousands):
                                         September   September
                                            26,         27,
                                           1999         1998
   Term A Advance                        $25,500      $30,000
     Term B Advance                      59,550       60,000
     Revolving credit agreement           7,550       11,338
     Unsecured promissory notes             650        1,667
     Other obligations                      107           61
                                         93,357       103,066
     Less current portion                (8,805)      (6,005)
     Long-term debt, net of current      $84,552      $97,061
     portion


     Interest expense was $8,585,000, $7,222,000 and $6,152,000 during Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

     Debt amounts become due during subsequent fiscal years ending in September as follows (in thousands):

               2000                     $ 8,805
               2001                       6,797
               2002                       4,955
               2003                       6,600
               2004                       6,650
               Subsequent years          59,550


               Total debt               $93,357



     On April 14, 1998, in connection with the Transfer, HPPI, as borrower, entered into a credit agreement with the Company, UTC, the banks, financial institutions and other institutional lenders named therein, Fleet National Bank (as Initial Issuing Bank, Swing Line Bank and Administrative Agent) ("Fleet") and DLJ Capital Funding, Inc. as Documentation Agent (the "Credit Agreement"), providing among other things, for the borrowing by HPPI of an aggregate principal amount of up to $110,000,000 (the "Fleet Financing"). The $110,000,000 line under the Credit Agreement is comprised of a $30,000,000 Term A Advance, a $60,000,000 Term B Advance and a $20,000,000
     Revolving Credit Advance.

     The Term A Advance is payable in equal quarterly installments of $1,500,000 beginning on December 31, 1998 and ending on September 30, 2003. Interest on the Term A Advance is initially payable monthly at the Prime Rate (as defined in the Credit Agreement) plus 1.25% for Prime Rate advances or not later than the end of each three-month period at the Eurodollar Rate (as defined in the Credit Agreement) plus 2.25% for Eurodollar Rate advances during the first six months of the Credit Agreement. After the first six months, the applicable margin for each Prime Rate advance and each Eurodollar Rate advance will be determined quarterly by reference to HPPI's ratio of Consolidated Debt to EBITDA (as defined in the Credit Agreement). The applicable margins on the Term A Advance range from 0.50% - 1.25% for the Prime Rate advances and 1.50% - 2.25% for Eurodollar Rate advances and were 1.25% and 2.25%, respectively, at September 26, 1999. The weighted average interest rate for the Term A Advance during Fiscal 1999 and Fiscal 1998 was approximately 7.36% and 7.84%, respectively.

     The Term B Advance is payable in quarterly installments of $150,000 beginning on December 31, 1998 through September 30, 2003, semiannual installments of $5,000,000 on March 31, 2004 and September 30, 2004 and a final payment of $47,000,000 on March 31, 2005. Interest on the Term B Advance is initially payable monthly at Prime Rate plus 1.50% for Prime Rate advances or not later than the end of each three-month period at the Eurodollar Rate plus 2.50% for Eurodollar Rate advances during the first six months of the Credit Agreement. After the first six months, the applicable margin for each Prime Rate advance and Eurodollar Rate advance will be determined quarterly by reference to HPPI's ratio of Consolidated Debt to EBITDA (as defined in the Credit Agreement). The applicable margins on Term B Advances range from 1.00% - 1.50% for Prime Rate advances and 2.00% - 2.50% for Eurodollar Rate advances and were 1.50% and 2.50%, respectively, at September 26, 1999. The weighted average interest rate for the Term B Advance during Fiscal 1999 and Fiscal 1998 was approximately 7.57% and 8.09%, respectively.

     Under the Revolving Credit Advance, HPPI may borrow the lesser of $20,000,000 or the sum of 85% of Eligible Receivables plus 50% of the value of Eligible Inventory as defined in the Credit Agreement. Interest is payable under the same terms as the Term A Advance. The Revolving Credit Advance matures on September 30, 2003. The weighted average interest rate on the Revolving Credit Advance during Fiscal 1999 and Fiscal 1998 was 8.31% and 8.20%, respectively.

     The advances under the Credit Agreement are collateralized by a lien on substantially all of the non-cash assets of HPPI excluding the note and accrued interest receivable from parent. Such note and accrued interest receivable are not subject to the terms of the Credit Agreement. The Credit Agreement contains certain covenants which limit, among other things, HPPI's ability to incur additional debt, sell its assets, pay cash dividends, make certain other payments and redeem its capital stock. The Credit Agreement also contains covenants which require the maintenance of certain ratios. HPPI was in compliance with these covenants at September 26, 1999. The Credit Agreement also contains annual mandatory pre-payments of principal equal to 50% of HPPI's annual Excess Cash Flow (as defined in the Credit Agreement) beginning September 26, 1999. No such prepayment was due on September 26, 1999.

     Under the terms of the Credit Agreement, HPPI is required to obtain and keep in effect one or more interest rate Bank Hedge Agreements (as defined in the Credit Agreement) covering at least 50% of the Term A and Term B Advances, for an aggregate period of not less than three years. On May 14, 1998, HPPI entered into three interest rate swap agreements with two banks. The first agreement is a fixed rate swap on $30,000,000 notional amount that expires on May 14, 2003. HPPI's fixed LIBOR rate of interest on this swap is 5.985%. HPPI pays or receives interest based upon the differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted monthly. The second agreement is a cancelable interest rate swap on $30,000,000 notional amount that expires on May 14, 2003. HPPI's fixed LIBOR rate of interest on this swap is 5.7375%. HPPI pays or receives interest based upon the differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted quarterly. The bank has the option to cancel this swap on May 14, 2001. The third agreement is a cancelable interest rate swap on $20,000,000 notional amount that expires on May 14, 2000. HPPI's fixed LIBOR rate of interest on this swap is 5.6725%. HPPI pays or receives interest based upon the rate differential between HPPI's fixed LIBOR rate and the bank's floating LIBOR rate. The bank's floating LIBOR rate is adjusted quarterly. The bank had an option to cancel this swap on May 14, 1999 which it did not exercise. The differential on interest rate swaps is accrued as interest rates change and is recognized as an adjustment to interest expense over the life of the agreements. The fair value of these interest rate swap agreements represents the estimated receipts or payments that would be made to terminate the agreements. At September 26, 1999, the Company would have received approximately $195,000 to terminate the agreements.

     On April 14, 1998, HPPI paid $94,944,000 to UTC, which in turn used such amount to defease its outstanding debt. The $94,944,000 was exchanged for the net assets of UTC's High Performance Plastics Segment and an unsecured note receivable from UTC for $38,000,000 (Note 6).

     In connection with the Fleet Financing, the Company incurred approximately $3,545,000 in debt issuance costs. The costs were capitalized in the third quarter of Fiscal 1998 and are amortized using the interest method over the lives of the agreements. Included in the above debt issuance costs is $650,000 paid to an investment banking firm that employs relatives of one of the Company's directors. The fee was paid under an agreement between the investment banking firm and UTC for financial advisory services. Also included in the debt issuance costs are legal fees of approximately
     $231,000 paid to a law firm of which one of UTC's directors is a senior partner.

     The Company has entered into or assumed various unsecured promissory notes in connection with prior year business acquisitions at stated rates ranging from 6.0% - 8.0% per annum. To the extent the stated rates were below current market rates, the Company imputed interest at the market rate in effect on the date of the respective transaction.

     The Company leases certain machinery and equipment under non-cancelable capital leases which extend for varying periods up to 5 years. Other obligations represent the remaining capitalized lease obligations at September 26, 1999 and September 27, 1998 (Note 12).

10.  INCOME TAXES

     The effective tax rate differs from the statutory federal income tax rate for the following reasons (in thousands):

                                        Fiscal Years Ended
                                September   September    September
                                26,  1999   27,  1998    28,  1997
    Income tax calculated
     at the statutory rate
     applied to income           $3,122      $3,071       $ 1,491
     before income tax

     Increase (decrease)
     resulting from:

     State income tax               341         609           225

     Other                          109        (93)            43
     Income tax expense          $3,572      $3,587       $ 1,759

Income tax expense consisted of the following components (in thousands):
                                        Fiscal Years Ended
                                September   September    September
                                26, 1999    27,  1998    28,  1997
    Current tax expense:
    Federal                      $3,630      $3,350       $ 1,633
    State                           401        609            240
    Total                        $4,031      $3,959       $ 1,873
     Net deferred tax
     (benefit):
    Federal                      $(400)      $(372)       $  (99)
    State                          (59)          -           (15)
    Total                        $(459)      $(372)       $ (114)
    Total:
    Federal                      $3,230      $2,978       $ 1,534
    State                           342        609            225
     Total                       $3,572      $3,587       $ 1,759

     The components of the deferred tax assets and liabilities consisted of the following (in thousands):

                                      September 26, 1999
                                Assets     Liabiliti     Total
                                              es
    Current
    Accrued expenses
     deductible in future       $2,030      $   -      $2,030
     periods
    Non-Current
    Book basis in excess of
     tax basis of assets        $   -       $(6,467)   $(6,467)

    Long-term accrual of
     expenses deductible in       145           -         145
     future periods
      Total                      $ 145      $(6,467)   $(6,322)





                                      September 27, 1998
                                Assets     Liabiliti     Total
                                              es
    Current
    Accrued expenses
     deductible in future       $1,734      $   -      $1,734
     periods
     Non-Current
    Book basis in excess of
     tax basis of assets        $   -       $(6,631)   $(6,631)

    Long-term accrual of
     expenses deductible in       145           -         145
     future periods
      Total                      $ 145      $(6,631)   $(6,486)


In connection with the formation of HPPI, HPPI and UTC entered into a tax-sharing agreement relative to federal and certain state income tax returns filed on a consolidated basis by UTC.
     The obligation of HPPI for federal income taxes for each taxable year, beginning April 14, 1998, is limited by the tax-sharing agreement to its Separate Tax Return Liability (as defined in the agreement). The Separate Tax Return Liability is computed based upon approximately 40% of HPPI's taxable income for the tax year. HPPI is entitled to the benefit of its own loss or credit carryforward or carryback generated on a stand-alone basis beginning April 14, 1998. The principles of the tax-sharing agreement also apply to any state or local consolidated income tax return filed by UTC. At September 26, 1999 and September 27, 1998, respectively, $1,147,000 and $1,909,000 is owed to UTC under the tax-sharing agreement and is included in due to parent.

     Payments to UTC under the tax-sharing agreement are subject to compliance by HPPI with the financial covenants set forth in the Credit Agreement. In the event that an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, payments under the tax-sharing agreement shall be limited to UTC's actual tax liability after giving effect to net operating losses possessed by UTC. The difference between UTC's actual tax liability and the Separate Tax Return Liability for HPPI will be in the form of a promissory note bearing interest at the then prime rate announced by Fleet National Bank or another bank which shall be mutually agreed upon. The note shall provide that the principal thereof and all accrued interest thereon shall be subordinated to the obligations of HPPI under the Credit Agreement until such time that the default is cured.

11.  STOCKHOLDER'S DEFICIENCY

On July 26, 1999, the Certificate of Incorporation of the Company was amended to increase the number of shares of all classes of stock which the Corporation shall have authority to issue to 2,000 shares. The 2,000 shares consist of 1,000 shares of preferred stock, par value of $0.01 per share and 1,000 shares of common stock, par value of $0.01 per share.
On August 2, 1999, the Company designated a series of the Company's preferred stock as Series A Preferred Stock ("Preferred Stock") and issued 100 shares of the Preferred Stock to UTC. The Preferred Stock has a liquidation value of $53,156 per share. The holder of the Preferred Stock is entitled to receive an annual dividend of 8%, payable in quarterly installments of 2% of the liquidation preference. Dividends are payable only in shares of the Preferred Stock. On September 26, 1999, the Company declared a dividend on the Preferred Stock of approximately $65,000. In October, 1999, the dividend was paid through the issuance of 1.23 shares of Preferred Stock.
At September 26, 1999 and September 27, 1998 all 100 shares of common stock were issued to UTC.
12.  COMMITMENTS AND CONTINGENCIES

Townsend Acquisition

By letter dated January 30, 1998, the Denver Regional Office of the FTC notified
     UTC that it was conducting a non-public investigation into UTC's acquisition of the Townsend Plastics Division of Townsend Industries, Inc. in September 1997, which was part of the transfer on April 14, 1998. The purpose of the investigation was to determine whether the transaction violated Section 7 of the Clayton Act, 15 USC Section 18, Section 5 of the Federal Trade Commission Act, 15 USC section 45, or any other law enforced by the FTC. UTC has been cooperating with the FTC in its investigation. UTC has been in discussions with the staff of the FTC seeking to meet the concerns of both UTC and the FTC. Management of the Company does not expect the cost of compliance with the FTC requests to have a material adverse effect upon the Company's results of operations, cash flows or financial position. UTC is currently seeking to sell certain assets to another entity that could compete with Townsend/Glasflex in order to increase competition in the markets served by Townsend/Glasflex.
Litigation

     The Company is engaged in litigation arising from the ordinary course of business. Management believes the ultimate outcome of such litigation will not have a material adverse effect upon the Company's results of operations, cash flows or financial position.

     Environmental Factors

     The Company is subject to a wide range of federal, state and local laws and regulations designed to protect the environment and worker health and safety. The Company's management emphasizes compliance with these laws and regulations. The Company has instituted programs to provide guidance and training and to audit compliance with environmental laws and regulations at Company owned or leased facilities. The Company's policy is to accrue environmental and cleanup-related costs of a non-capital nature when it is probable both that a liability has been incurred and that the amount can be reasonably estimated.

     The acquisition of assets of Townsend Plastics in September 1997 included the building in which the business operates in Pleasant Hill, Iowa. The seller retained the underlying real property, which is leased to the Company for a term of ten years. The Company also has an option to acquire such real property until September 30, 2007. The real property is subject to a RCRA Facility Investigation/Corrective Measures Study with Interim Measures ordered by the EPA pursuant to RCRA. Two former lessees of the property are performing corrective measures on the real property to remediate soil and ground water contamination. The Company does not anticipate that such corrective measures will interfere with the Company's use of the property. The Company does not anticipate any liability to the Company in connection with such contamination or corrective measures as long as the Company remains a lessee of the property.

     Based on information available as of September 26, 1999, the Company believes that the costs of known environmental matters either have been adequately provided for or are unlikely to have a material adverse effect on the Company's operations, cash flows or financial position.

     Leases

     The Company is a party to non-cancelable lease agreements involving equipment. The leases extend for varying periods up to 5 years and generally provide for the payment of taxes, insurance and maintenance by the lessee. Generally these leases have options to purchase at varying dates.

     The Company's property held under capitalized leases, included in property, plant and equipment (Note 4), consisted of the following (in thousands):

                                      September
                                       26, 1999     September
                                                       27,
                                                       1998

     Machinery, equipment and office    $ 282         $  225
     furnishings                        (168)          (161)
     Less accumulated amortization
                                        $ 114         $   64
The approximate minimum future lease obligations on long-term non-cancelable capital lease obligations included in long-term debt (Note 9) during subsequent fiscal years ending in September are as follows (in thousands):
               Fiscal Year
               2000                    $ 66
               2001                      40
               2002                       4
                                        110
               Less imputed             (3)
               interest
                Total                  $107
Interest is imputed using the rate that would equate the present value of the minimum lease payments to the fair value of the leased equipment.
     The Company leases equipment, vehicles and warehouse and office space under various lease agreements, certain of which are subject to escalations based upon increases in specified operating expenses or increases in the Consumer Price Index (Note 13). The approximate future minimum rentals under non-cancelable operating leases during subsequent fiscal years ending in September are as follows (in thousands):

               Fiscal Year
                2000                    $1,897
                2001                    1,463
                2002                    1,294
                2003                    1,291
                2004                    1,274
                Subsequent years        1,037

                  Total                 $8,256

     Rent  expense  was approximately $1,510,000, $1,043,000 and   $576,000  for
     Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.

13.  RELATED PARTY TRANSACTIONS

     On April 14, 1998, HPPI entered into a management agreement with UTC whereby UTC will provide management and certain administrative support services to HPPI. For management services, HPPI pays a monthly fee to UTC equal to 2.0% of HPPI's monthly net sales. For administrative support services, HPPI pays a monthly fee to UTC equal to 1.5% of HPPI's monthly net sales. The payment for management services shall not be paid in the Event of a Default as defined in the Credit Agreement (Note 9) with Fleet, until such time that the default is cured. The term of the agreement is through September 30, 2001 and shall automatically be extended on each October 1 beginning October 1, 2001 unless terminated by either party. Fees under this agreement approximated $4,628,000 and $2,167,000 for Fiscal 1999 and Fiscal 1998, respectively.

     For the period September 29, 1997 through April 13, 1998 (prior to the formation of HPPI), and during the fiscal years ended September 28, 1997, UTC allocated general corporate overhead expenses, interest expense, and certain retiree medical costs to HPPI as follows (in thousands):

                         For the period
                         September 29,   Fiscal Year
                              1997          Ended
                         To April 13,           Septemb
                        1998            er 28, 1997
     General corporate      $ 2,088           $
     overhead                           6,544
     Retiree medical         1,138
     expense                            1,801
     Interest expense        2,991
                                        6,069
     Total                 $ 6,217           $
                                        14,414

     Prior to April 14, 1998, UTC allocations were based upon various factors including ratios of net sales and asset base.

     On April 14, 1998, HPPI entered into two lease agreements with UTC. The first lease agreement is for the rental of the Glasflex facility located in Stirling, New Jersey. The lease term is through December 31, 1999 and requires a fixed monthly rental of $4,000. In Fiscal 1999, the lease for the Stirling facility was assigned from UTC to UnitechNJ, Inc., a wholly-owned subsidiary of UTC, in connection with the transfer of the Stirling real property to UnitechNJ, Inc. The second lease agreement is for office space in South Bend, Indiana. The lease term is through September 30, 2001 with automatic one-year renewals through March 31, 2037 unless terminated by either party. Monthly rental payments are $11,150 and will be increased on October 1 of each year by the percentage increase of the Consumer Price Index for all Urban Consumers published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "CPI") on September 30 of each such year from the CPI as of September 30 of the previous year. In Fiscal 1999, the lease for the South Bend facility was assigned from UTC to Uniroyal Engineered Products, Inc., a wholly-owned subsidiary of UTC. Total rent expense under the above two agreements was approximately $184,000 and $83,000 for Fiscal 1999 and Fiscal 1998, respectively.

     HPPI employees participate in health and welfare benefit plans administered by UTC. Costs for these plans are charged to HPPI based upon various methods including actual cost per employee, headcount allocations and ratios of compensation expense. Expenses included in the statement of operations during Fiscal 1999, Fiscal 1998 and Fiscal 1997 were approximately $1,650,000, $2,156,000 and $1,648,000, respectively.

UTC administers all of the insurance programs for HPPI. Costs of these programs are allocated to HPPI based upon various factors including historical loss experience, percent of assets, sales and employee base. Included in the statement of operations for Fiscal 1999, Fiscal 1998 and Fiscal 1997 were allocations of approximately $1,001,000, $962,000 and $1,146,000, respectively.
UTC provides two savings plans under Section 401(k) of the Internal Revenue
     Code. The first savings plan covers all eligible salaried and non-union wage employees of the Company and the second savings plan covers certain Polycast union wage employees. The savings plans allow all eligible employees to defer up to 15% of their income on a pre-tax basis through contributions to the savings plans. For every dollar an employee contributes, UTC may contribute an amount equal to 25% of each participant's before-tax obligation up to 6% of the participant's compensation. Such employer contribution may be made in cash or in UTC common stock with respect to the plan for eligible salaried and non-union wage employees and cash only with respect to the plan for certain Polycast union wage personnel. The expenses charged to the Company by UTC pertaining to these savings plans were approximately $157,000, $80,000 and $75,000 for Fiscal 1999, Fiscal 1998 and Fiscal 1997, respectively.
In addition, UTC provides retirement benefits to certain of the Royalite wage employees through a defined contribution savings plan. The plan provides for employee contributions and employer matching contributions to employee savings. Employer contributions are generally at rates per hour ranging from $0.19 to $0.50 based upon years of service. The expenses charged to the Company by UTC pertaining to this plan amounted to approximately $150,000, $180,000 and $163,000 for Fiscal 1999, Fiscal 1998 and Fiscal
     1997, respectively.
Included in due to parent as of September 26, 1999, is approximately $1,147,000 due UTC under the tax sharing agreement (Note 10) and approximately $3,371,000 representing the net remaining amounts due UTC for management and administrative support services, health and welfare benefit plan charges and insurance costs. Included in due to parent as of September 27, 1998, is approximately $1,909,000 due UTC under the tax sharing agreement (Note 10) and approximately $699,000 representing the remaining amounts due UTC for management and administrative support services, health and welfare benefit plan charges and insurance costs.
On June 25, 1999, the Company entered into an operating lease agreement with UTC whereby UTC purchased from the Company approximately $3,777,000 of new machinery and equipment for its original cost (which approximated carrying value on the date of the transaction) and then leased the equipment back to the Company. The original lease term was 60 months and monthly rental payments were $69,078. Expenses related to this lease included in the statement of operations were approximately $207,000 for Fiscal 1999. On September 24, 1999, the Company exercised its early purchase option under the lease agreement and repurchased the machinery and equipment from UTC for approximately $3,777,000. The Company then sold a majority of these assets to a third party leasing company who in turn leased these assets to the Company under an operating lease. No gain or loss resulted from this sale.
On September 24, 1999, the Company entered into another operating lease agreement with UTC whereby UTC purchased from the Company approximately $623,000 of new machinery and equipment for its original cost (which approximated carrying value on the date of the transaction) and then leased the equipment back to the Company. The lease term is 60 months and the monthly rental payment is $11,569. There is no rent expense related to this agreement in Fiscal 1999. Future minimum lease payments are included in
     Note 12.
During Fiscal 1999, Fiscal 1998 and Fiscal 1997, the Company purchased approximately $500,000, $346,000 and $403,000, respectively, of materials from a wholly-owned subsidiary of UTC for use in production. Purchases were made under similar terms offered by UTC's subsidiary to its other customers.
14.  SUBSEQUENT EVENT

Pursuant to an asset purchase agreement dated December 24, 1999, HPPI sold substantially all of its net assets to Spartech Corporation. The purchase price was approximately $216,000,000. The transaction closed on February 28, 2000.




                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                     ASSETS

                                          January 2,   December 28,
                                             2000         1998

Current assets:



Cash and cash equivalents                 $    13         $ 239



Trade accounts receivable (less estimated
reserve for doubtful accounts of $113 and   16,345       16,384
$182, respectively)






Inventories                                  30,169      28,804


Deferred income taxes                         1,672       1,831



Prepaid expenses and other current assets     2,284       2,031

                                            ----------   -----------

  Total current assets                         50,483       49,289



Property, plant and equipment - net          46,715       41,350



Goodwill - net                                11,033       7,514



Other assets - net                              3,737      4,828

                                          ----------   ----------

TOTAL ASSETS                                $111,968   $ 102,981

                                          ===========  ===========


                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                     CONSOLIDATED BALANCE SHEETS (Continued)
                                 (In thousands)

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

                                             January 2,  December 28,
                                               2000         1998
Current liabilities:
Current portion of long-term debt               $7,141       $7,651
Trade accounts payable                          11,983        6,504
Accrued expenses:
Compensation and benefits                      2,934        3,025
Interest                                         302        1,364
Taxes, other than income                         579          803
State income taxes                                42          226
Due to affiliates                              5,756        2,705

Other                                            710        1,091

                                             ---------   ---------

Total current liabilities                     29,447       23,369

Long-term debt, net of current portion        88,082       93,910
Deferred income taxes                          6,452        6,797
Other liabilities                                 32          331
                                             ---------   ---------


Total liabilities                             124,013      124,407

                                             =========   ==========



Stockholder's deficiency:







Preferred stock                                5,381            -
Common stock                                       -            -
Additional paid-in capital                     (24,165)     17,525
Retained earnings                                6,739        (951)
                                             ---------   ---------

                                              (12,045)     16,574

Note and accrued interest receivable from          -       (38,000)
parent

Total stockholder's deficiency - net          (12,045)     (21,426)

                                             ---------   ---------

TOTAL LIABILITIES AND STOCKHOLDER'S           $111,968     $102,981
DEFICIENCY

                                             ==========  ===========


                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)

                                         Three Months Ended

                                      January 2,   December 28,
                                         2000       1998
Net sales                              $33,743      $30,963
Costs and expenses:

Costs of goods sold                     26,111       24,238
Selling and administrative               2,779        3,911
Amortization                               118           79
                                       --------     --------

Income before interest and
income tax                               4,735        2,735

Interest expense - net                  (1,728)      (1,617)

                                       --------     --------

Income before income taxes               3,007        1,118

   Income tax expense                   (1,216)        (517)

                                       --------     --------

Net income                              $1,791      $   601

                                       ========     ========






                   UNIROYAL HPP HOLDINGS, INC. AND SUBSIDIARY
         (Wholly-owned Subsidiaries of Uniroyal Technology Corporation)
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                      Three Months Ended

                                   January 2,   December 28,
                                    2000         1998
OPERATING ACTIVITIES:
Net income                           $1,791       $ 601
Adjustments to reconcile net
income to net cash provided by
operating activities:
Depreciation and amortization        1,476        1,407
Provision for doubtful accounts       (39)           24
Deferred tax (benefit) provision       114        (154)
Amortization of debt issuance costs    138          144
Loss on assets held for sale             4            5
Interest income on note from parent
                                      (444)        (546)
Other                                  997         (11)
Changes in assets and liabilities:
Decrease in trade accounts           1,955          625
receivable
Increase in inventories             (141)          (927)
(Increase) decrease in prepaid
expenses and other assets             34           (226)
Increase (decrease) in trade        (1,340)         439
accounts payable
Increase (decrease) in accrued
expenses and other liabilities     (3,216)          859
                                  ---------    --------
Net cash provided by operating     1,329          2,240
activities
                                  ---------    --------

INVESTING ACTIVITIES:
Purchases of property, plant and   (4,457)      (2,078)
equipment
                                  ---------    --------

 Net cash used in investing        (4,457)      (2,078)
activities
                                  ---------    --------

FINANCING ACTIVITIES:
   (Decrease) Increase in          1,866        (1,505)
revolving credit agreement
Transfers to parent - net          1,238           96
                                  ---------    --------

Net cash provided by (used) in     3,104        (1,409)
financing activities
                                  ---------    --------

Net decrease in cash and cash
 equivalents                         (24)      (1,247)
Cash and cash equivalents at          37        1,486
beginning of year
                                  ---------    --------
Cash and cash equivalents at end   $  13        $ 239
of the quarter
                                  ========     ========


Item 7(b).  Pro Forma Financial Information



                              SPARTECH CORPORATION

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     On February 28, 2000, Spartech Corporation completed its acquisition of substantially all the assets of High Performance Plastics, Inc. ("HPP"), as reported in the Company's Form 8-K filed on March 14, 2000. The net purchase price was approximately $216 million, including estimated costs of the transaction, subject to adjustments provided in the Asset Purchase Agreement dated December 24, 1999 regarding the determination of Net Working Capital and the Final Purchase Price. The acquisition was financed through the Company's new $250 million bank credit facility provided by a group of banks led by Bank of America, N.A.

     The accompanying unaudited pro forma combined condensed balance sheet as of January 29, 2000 gives effect to the acquisition of HPP and the related financing as if the transactions occurred on January 29, 2000.

     The accompanying unaudited pro forma combined condensed statements of operations present the condensed historical financial statements of the Company and of HPP, pro forma adjustments, and the pro forma combined results under the purchase method of accounting. The historical columns of financial information for the Company were prepared from audited and unaudited financial statements previously filed with the Commission.

     The historical financial information for HPP included in the unaudited pro forma combined condensed statement of operations for the year ended October 30, 1999 was derived from the audited financial statements included in this filing and represents the twelve-month period from September 28, 1998 through September 26, 1999. The pro forma combined condensed statement of operations for the fiscal year ended October 30, 1999 also gives effect to the acquisition of Lustro Plastics Company on January 7, 1999, the Plastic Packaging Division of Alltrista Corporation on May 24, 1999, and the acquisitions of Accura Molding Company Ltd., OS Plastics, and GeoPlast Profile Extrusion in October 1999, as if they occurred at the beginning of the period presented.

     The historical financial information for HPP included in the unaudited pro forma combined condensed financial statements for the three months ended January 29, 2000 was prepared from unaudited information from the books and records of HPP, and represents the three-month period from September 27, 1999 through December 31, 1999.

     The pro forma financial information should be read in conjunction with the historical financial statements of the Company included in the Annual Report on Form 10-K for the year ended October 30, 1999 and the audited financial statements of Uniroyal HPP Holdings, Inc. and Subsidiary included elsewhere herein. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had the transactions been completed at the beginning of the earliest period presented. Further, the pro forma combined condensed statement of operations for the three months ended January 29, 2000 should not necessarily be taken as an indication of earnings for a full year.

                              SPARTECH CORPORATION
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                JANUARY 29, 2000
           (Unaudited and dollars in thousands, except share amounts)



                                        High
                          Spartech  Performance
                        Corporation   Plastics    Pro Forma  Pro Forma
                        (Historical)(Historical)Adjustments(a)Combined
          ASSETS
Current Assets
Cash                       $ 6,020    $     13    $     -     $ 6,033
Receivables, net           116,335      16,345          -     132,680
Inventories                 82,814      30,169    (5,596) (b) 107,387
Prepayments and other        8,199       3,956    (3,849) (c)   8,306
                           -------    --------    -------     -------
 Total current assets      213,368      50,483    (9,445)     254,406
                           -------    --------    -------     -------


Property, plant & equipment 329,082      76,110    (12,110) (a)393,082
Accumulated depreciation    (81,367)   (29,395)     29,395 (a) (81,367)
                           -------    --------    -------     -------

 Property, plant
 & equipment, net          247,715      46,715     17,285     311,715
                           -------    --------    -------     -------

Goodwill                    167,325      11,033    122,967 (a) 301,325
Other assets                  6,703       3,737    (1,609) (d)   8,831
                           -------    --------    -------     -------

                           $635,111   $111,968    $129,198   $ 876,277
                           ========   ========    ========     ========
 LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Current maturities
  of long-term debt        $12,471    $  7,141    $(7,141) (e)$12,471
Accounts payable            68,535      11,983          -      80,518
Accrued liabilities         35,238      10,323      2,435 (f)  47,996
                           -------    --------    -------     -------

 Total current liabilities 116,244      29,447    (4,706)      140,985
                           -------    --------    -------     -------

Long-term debt, less current
maturities                 232,857      88,082    128,343 (e)  449,282
Other liabilities            39,598       6,484    (6,484) (f)  39,598
                           -------    --------    -------     -------

 Total long-term
   liabilities             272,455      94,566    121,859      488,880
                           -------    --------    -------     -------

Company-obligated manditorily
 redeemable convertible preferred
 securities                  50,000           -          -      50,000

Shareholders' Equity
Common stock, 28,007,023
  shares issued             20,994           -                 20,994
Contributed capital         99,256           -          -      99,256
Retained earnings           94,472           -          -      94,472
Intercompany with Parent         _    (12,045)     12,045           -
Treasury stock, at cost,
 679,796 shares            (15,268)          -          -      (15,268)
Other equity               (3,042)           -          -      (3,042)
                           -------    --------    -------     -------
 Total shareholders'
   equity                  196,412    (12,045)     12,045      196,412
                           -------    --------    -------     -------

                      $    635,111$    111,968 $  129,198     $876,277
                          ========   ========    ========     ========



The accompanying notes are an integral part of the pro forma combined condensed financial statements.






                              SPARTECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED OCTOBER 30, 1999
             (Unaudited and in thousands, except per share amounts)



                                                     High
                   Spartech              Spartech  Performance
                  Corporation  Previous  Corp.     Plastics    Pro Forma Pro Forma
                  (Historical) Acquis   (As Adj.)  (Historical)   Adj.   Combined


Net Sales             $767,873   $43,055  $810,928   $130,222 $5,885(g) $947,035


Costs and Expenses

 Cost of sales         630,911    33,577   664,488    98,812   4,235 (g) 766,889
                                                                (646)(h)

 Selling and
   administrative       45,067     3,787    48,854    15,538     581 (g)  61,053
                                                              (3,920)(i)

 Amortization
  of intangibles         4,188      365      4,553       354   2,996 (j) 7,903
                      --------     ----   -------     -----    -----    ------
Operating earnings      87,707    5,326     93,033    15,518   2,639   111,190

 Interest Expense
  (Income)              14,063    2,928     16,991     6,332   8,845 (k)32,168
 Distributions on Preferred
  Securities             2,135        -      2,135         -       -     2,135
                      --------     ----   -------     -----    -----    ------

Earnings before
 income taxes           71,509    2,398     73,907     9,186    (6,206)  76,887

 Income taxes           28,438      958     29,396     3,572    (2,387)(l)30,581
                      --------     ----   -------     -----    -----    ------


Net earnings          $ 43,071   $1,440   $ 44,511   $ 5,614  $ (3,819)$46,306
                      =======   =======   =======  ========    =======  ======

Earnings Per Share Calculation:
 Basic earnings       $ 43,071            $ 44,511                     $46,307

 Distributions on
 Preferred Securities,
 net of tax              1,280               1,280                       1,280
                      --------     ----   -------     -----    -----    ------

 Diluted earnings     $ 44,351            $ 45,791                     $47,587
                      =======   =======   =======  ========    =======  ======

Weighted average shares
 outstanding
 Basic                  27,038              27,038                      27,038
                      --------     ----   -------     -----    -----    ------

 Diluted                29,982              29,982                      29,982
                      =======   =======   =======  ========    =======  ======


Net earnings per common share:
 Basic                $   1.59            $   1.65                     $  1.71
                      =======   =======   =======  ========    =======  ======

 Diluted              $   1.48            $   1.53                     $  1.59
                      =======   =======   =======  ========    =======  ======




The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                              SPARTECH CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED JANUARY 29, 2000
             (Unaudited and in thousands, except per share amounts)


                                       High
                          Spartech  Performance
                        Corporation  Plastics     Pro Forma  Pro Forma
                        (Historical)(Historical)(i)Adjustments  Combined

Net Sales                  $198,455   $ 33,743    $    -       $232,198


Costs and Expenses

  Cost of sales            162,335      26,111     (162)   (h)  188,284

  Selling and
   administrative           11,991       2,672         -         14,663

  Amortization
  of intangibles             1,139         120       720   (j)    1,979
                           -------    --------    ------          -----
Operating earnings          22,990       4,840     (558)         27,272

  Interest Expense
   (Income)                  3,714       1,833     2,104   (k)    7,651
  Distributions on
  Preferred Securities         813        -            -            813
                           -------    --------    ------          -----
-

Earnings before
 income taxes               18,463       3,007    (2,662)       18,808

  Income taxes               7,296       1,216    (1,080)  (l)   7,432
                           -------    --------    ------        -------

Net earnings               $11,167    $  1,791    $(1,582)     $11,376
                           =======    ========    ========     =======

Earnings Per Share Calculation:
 Basic earnings            $ 11,167                            $ 11,376

 Distributions on Preferred
   Securities, net of tax       488                                 488
                           -------    --------    ------         ---------

 Diluted earnings          $11,655                             $11,864
                           =======    ========    ========     =======


Weighted average shares
 outstanding:
 Basic                      27,299                              27,299
                           =======    ========    ========     =======

 Diluted                    30,034                              30,034
                           =======    ========    ========     =======


Net earnings per common share:
 Basic                     $   .41                             $   .42
                           =======    ========    ========     =======

 Diluted                   $   .39                             $   .40
                           =======    ========    ========     =======




The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                              SPARTECH CORPORATION
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                      (Unaudited and dollars in thousands)


(a) Represents adjustments to record the acquired assets of HPP at their preliminary assigned values reflecting their estimated fair market values or net realizable values and the allocation of the excess purchase price over the fair market values as goodwill in accordance with the purchase method of accounting. The estimated values and allocations are subject to revision upon determination of the final purchase price adjustments with Uniroyal. The purchase price for the net assets acquired from HPP was approxi-mately $216,425 in cash, including costs of the transaction. The fair value of assets acquired (including $134,000 of goodwill) and liabilities assumed (including accounts payable and accrued liabilities) was $241,166 and $24,741, respectively.

(b) To reflect the inventory acquired at its net realizable value for its intended use by Spartech and to record consistent with Spartech's valuation methodology for similar types of inventory.

(c)  To eliminate deferred income tax assets and prepaid assets not acquired.

(d) To eliminate HPP's loan issuance costs net of recording $1,000 in debt issuance costs related to the new bank credit facility to be amortized over five years.

(e) Represents the elimination of HPP's outstanding debt and recording of the borrowing of $216,425 to finance the purchase price and related costs of the acquisition under a new $250,000 bank credit facility.

(f) Represents the elimination of deferred income tax liabilities or other liabilities not assumed by Spartech and liabilities recorded for costs to exit certain activities acquired and terminate individuals of the acquired company.

(g) Represents the results for Happel Marine, Inc. prior to its acquisition by HPP on June 14, 1999, to reflect Happel in HPP's Statement of Operations as of the beginning of the period presented.

(h) Represents the reduction of rental expense net of annual depreciation for a manufacturing line previously under an operating lease that was paid off by Uniroyal and acquired in this purchase transaction.

(i) Represents the elimination of the corporate service charge allocation ($4,628) based on 3.5% of net sales and reflects the charge to replace these services under an Information Technology and Services Agreement entered into on February 28, 2000 between Uniroyal and Spartech at $59 per month ($708 on an annual basis).

(j) Reflects the additional amortization expense resulting from the goodwill associated with the HPP acquisition amortized over a 40 year period.

(k) Represents the interest expense related to the financing of the acquisition under our bank credit facility with an incremental borrowing rate on the acquisition date of 6.92% plus debt issuance cost amortized over a five year period.




(l) Adjusts the tax rate for HPP to the combined rate of 39.8% for fiscal year 1999 and 39.5% for the three months ended January 29, 2000.


Note: The above adjustments do not include the effects of removing the costs of 20 managers that were not acquired from Uniroyal and other synergies that are anticipated when HPP's nine operating facilities are fully integrated with Spartech, including the production efficiencies of the soon to be completed modernization program at Polycast's Stamford, Connecticut facility that is not reflected in the pro formas.